                                                                    Exhibit 4.32



FOR IMMEDIATE RELEASE
---------------------


       DISPLAY TECHNOLOGIES, INC. CALLS FOR REDEMPTION OF STOCK WARRANTS
       -----------------------------------------------------------------

     ORLANDO, Florida, January 6, 1999-Display Technologies, Inc. (Nasdaq:
DTEK), announced today that is has exercised its right to call its remaining 575,000 redeemable common stock purchase warrants (trading symbol "DTEKW") for redemption on January 28,1999, at the redemption price of $.07 per warrant.

     Under the terms of the redemption notice, warrant holders may exercise their warrants through January 27, 1998. Each warrant entitles the holder, upon payment of the $4.32 exercise price, to receive one share of Display Technologies common stock (trading symbol "DTEK"), which closed yesterday at $7.06.

     Display Technologies, Inc., through its subsidiaries, designs, manufactures, installs and services hi-tech electronic computer driven video displays, message centers, scoreboards and business identity signs, and also manufactures a line of compressed air filter products.

     CONTACT: Marshall S. Harris, General Counsel, VP & Secretary, Display
                                                                   -------
Technologies, Inc., 407-521-7477, or 800-985-5995, or e-mail,
------------------
mharris@dteksigns.com; or Larry Howell, The Howell Group, 214-340-4909, or e-mail, howgroup@iglobal.net; or J. Scott Liolios, Pacific Consulting Group, 949-574-3860, or e-mail, liolios@pacificgp.com.

                  DISPLAY TECHNOLOGIES, INC. AND SUBSIDIARIES
                PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1998
          Showing Pro-Forma Effect of January, 1999 Warrant Exercises
                                  (Unaudited)

                                                                           Pro-Forma
                                                                          Adjustment
                                                                         for January
                                                                   As        Warrant     Pro-Forma
                                                             Reported      Exercises   Restatement
                                                             --------    -----------   -----------
               ASSETS
Current Assets:
    Cash                                                  $   195,263     $2,127,038   $ 2,322,301
    Accounts receivable:
       Trade                                               10,000,975                   10,000,975
       Other                                                  475,064                      475,064
    Inventories                                             6,217,173                    6,217,173
    Costs and estimated earnings in excess
      of billings on uncompleted contracts                  3,232,002                    3,232,003
    Prepaid expenses                                          847,203                      847,203
    Deferred taxes                                            650,000                      650,000
                                                          -----------     ----------   -----------
         Total current assets                              21,617,680      2,127,038    23,744,718
                                                          -----------     ----------   -----------

Property, plant and equipment, net                          6,430,731                    6,430,731
                                                          -----------     ----------   -----------
Other assets:
    Goodwill, less accumulated amortization                 8,520,667                    8,520,667
    Other intangibles, less accumulated
      amortization                                            358,411                      358,411
    Other                                                     273,103                      273,103
                                                          -----------     ----------   -----------
         Total other assets                                 9,152,181                    9,152,181
                                                          -----------     ----------   -----------
                                                          $37,200,592     $2,127,038   $39,327,630
                                                          ===========     ==========   ===========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                      $ 5,063,541     $      --    $ 5,063,541
    Customer deposits                                         879,377                      879,377
    Accrued expenses                                        3,577,642                    3,577,642
    Billings in excess of costs and estimated
      earnings on uncompleted contracts                       107,754                      107,754
    Current portion of long-term debt                         648,861                      648,861
    Current portion of obligations under capital leases       108,958                      108,958
                                                          -----------     ----------   -----------

         Total current liabilities                         10,386,133                   10,386,133
                                                          -----------     ----------   -----------

Long-term liabilities:
    Borrowings against line of credit                       5,683,100                    5,683,100
    Long-term debt, less current portion                    6,874,706                    6,874,706
    Obligations under capital leases, less current
      portion                                                 254,012                      254,012
    Deferred tax liabilities                                   92,000                       92,000
    Other liabilities                                          55,000                       55,000
                                                          -----------     ----------   -----------
         Total liabilities                                 12,958,818                   12,958,818
                                                          -----------     ----------   -----------

Stockholders' equity:
    Common stock                                                5,382            492         5,874
    Additional paid-in capital                             13,332,327      2,126,546    15,458,873
    Retained earnings                                         517,932                      517,932
                                                          -----------     ----------   -----------
         Total stockholders' equity                        13,855,641      2,127,038    15,982,679
                                                          -----------     ----------   -----------
                                                          $37,200,592     $2,127,038   $39,327,630
                                                          ===========     ==========   ===========

    See accompanying notes to pro-forma condensed consolidated balance sheet

                  DISPLAY TECHNOLOGIES, INC. AND SUBSIDIARIES
            NOTES TO PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET
          Showing Pro-Forma Effect of January, 1999 Warrant Exercises

NOTE 1 - Pro-Forma Adjustments

     On January 13, 1994 in conjunction with a public offering of the Company's common stock, the Company issued 620,000 common stock purchase warrants with an exercise price of $4.32 per share. During January, 1999, a total of 492,370 of these common stock purchase warrants were exercised for total proceeds to the Company of $2,127,038. The pro-forma condensed consolidated balance sheet is presented to show the pro-forma effects on the December 31, 1998 balance sheet as if the 492,370 common stock purchase warrants were exercised as of December 31, 1998.


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